Exhibit 32.2
CERTIFICATION OF CFO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2008 of Targa Resources Partners LP (the “Partnership”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jeffrey J. McParland, as Chief Financial Officer of Targa Resources GP LLC, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.
Date: August 11, 2008

By: /s/ Jeffrey J. McParland
Name:	Jeffrey J. McParland
Title:	Executive Vice President and Chief Financial Officer
of Targa Resources GP LLC,
the general partner of Targa Resources Partners LP
(Principal Financial Officer)
     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.